Exhibit 10.3

FORM OF SPONSOR’S VOTING AND SUPPORT AGREEMENT

SPONSOR’S VOTING AND SUPPORT AGREEMENT, dated as of June [•], 2009 (this “Agreement”), by and among Capitol Acquisition Corp. (the “Company”), Pine River Capital Management L.P. (“Pine River”), Two Harbors Investment Corp. (“Parent”), Two Harbors Merger Corp. (“Merger Sub”), PRCM Advisers LLC (the “Manager”) and [                    ] (the “Sponsor”) (capitalized terms used but not defined herein have the meanings set forth in Article I).

WHEREAS, on the date hereof, the Company, Pine River, Parent and Merger Sub are entering into a merger agreement (the “Merger Agreement”) whereby Merger Sub will be merged with and into the Company and pursuant to which each issued and outstanding share of common stock of the Company (the “Shares”) shall be converted into the right to receive a certain number of fully paid and nonassessable shares of common stock of Parent upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as a condition to Pine River’s, Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Pine River, Parent and Merger Sub have requested that the Company and Sponsor enter into this Agreement pursuant to which Sponsor agrees to vote any Shares acquired after the IPO (“Post-IPO Shares”) in favor of the Merger at the Company Stockholders Meeting (as defined herein);

WHEREAS, in connection with the Merger, the Company is seeking an agreement substantially in the form attached hereto as Exhibit B (the “Warrant Agreement Amendment”) to amend the Warrant Agreement, made as of November 8, 2007 (the “Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent”) to, among other things, increase the exercise price and duration of the Company’s warrants (the “Warrants”);

WHEREAS, Section 9.8 of the Warrant Agreement requires the written consent of the registered holders of a majority of the then-outstanding Warrants to amend the Warrant Agreement;

WHEREAS, as a condition to Pine River’s, Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Pine River, Parent and Merger Sub have requested that the Company and Sponsor enter into this Agreement pursuant to which Sponsor, as a holder of Warrants, if any, agrees to give his written consent to the Warrant Agreement Amendment at the Company Warrantholders Meeting (as defined herein);

WHEREAS, Sponsor is the record and beneficial owner of, and has the right to vote and dispose of, (i) that number of Shares (such Shares, together with any other Shares of the Company beneficially owned or acquired by the Sponsor after the date hereof whether acquired directly or indirectly, being collectively referred to herein with respect to such Sponsor as the “Sponsor Shares”), if any, and (ii) that number of Warrants (such Warrants, together with any other Warrants of the Company beneficially owned or acquired by the Sponsor after the date hereof whether acquired directly or indirectly, being collectively referred to herein with respect to such Sponsor as the “Sponsor Warrants”), if any, set forth opposite Sponsor’s name on Exhibit A hereto;

WHEREAS, as a condition to Pine River’s, Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Pine River, Parent and Merger Sub have also requested that the Company and Sponsor enter into this Agreement pursuant to which Sponsor agrees to certain transfer restrictions in respect of his Shares and/or Warrants and to the cancellation of his Cancellation Securities (as defined below), if any, at or prior to the Closing Date; and

WHEREAS, Sponsor desires Pine River, Parent, Merger Sub and the Company to enter into the Merger Agreement and Sponsor desires the Company and the Warrant Agent to enter into the Warrant Agreement Amendment:

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms have the following meanings (capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement):

“Agreement” shall have the meaning set forth in the Recitals.

“Cancellation Securities” shall have the meaning set forth in Section 4.1.

“Company” shall have the meaning set forth in the Recitals.

“Escrow Agreement” means that Stock Escrow Agreement dated November 8, 2007 between the Company, the Sponsors, and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”).

“Expiration Date” means the earlier of (i) the Closing Date and (ii) the termination of the Merger Agreement in accordance with its terms.

“Manager” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Merger Sub” shall have the meaning set forth in the Recitals.

“Parent” shall have the meaning set forth in the Recitals.

“Pine River” shall have the meaning set forth in the Recitals.

“Pine River Parties” means Pine River, Parent, Merger Sub and the Manager.

“Post-IPO Shares” shall have the meaning set forth in the Recitals.

“Sponsor” shall have the meaning set forth in the Recitals.

“Sponsor Shares” shall have the meaning set forth in the Recitals.

“Sponsor Warrants” shall have the meaning set forth in the Recitals.

“Sub-Management Agreement” shall have the meaning set forth in Section 4.2.

“Warrant Agent” shall have the meaning set forth in the Recitals.

“Warrant Agreement” shall have the meaning set forth in the Recitals.

“Warrant Agreement Amendment” shall have the meaning set forth in the Recitals.

“Warrants” shall have the meaning set forth in the Recitals.

Section 1.2 Gender. For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

COVENANTS TO SUPPORT THE MERGER

Section 2.1 Voting of Sponsor Securities.

(a) Sponsor, as a holder of Post-IPO Shares, if any, hereby agrees that from and after the date hereof until the earlier of (i) receipt of the Company Stockholder Approval and (ii) the termination of the Merger Agreement in accordance with its terms, at any Company Stockholders Meeting, or in connection with any written consent of the Company’s stockholders, Sponsor will (A) appear at such Company Stockholders Meeting or otherwise cause his Post-IPO Shares, if any, to be counted as present thereat for purposes of calculating a quorum and (B) vote or cause to be voted (including by written consent, if applicable) all of his Post-IPO Shares, if any, (1) for approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement (without regard to any Change in Recommendation), (2) against any Acquisition Proposal, without regard to the terms of such Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, (3) against any other action that is intended or could prevent, impede, or, in any material respect, interfere with, delay the transactions contemplated by the Merger Agreement, or (4) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement.

(b) Sponsor, as a holder of Sponsor Warrants, if any, hereby agrees that from and after the date hereof until the earlier of (i) receipt of the Company Stockholder Approval and (ii) the termination of the Merger Agreement in accordance with its terms, in connection with any Company Warrantholders Meeting or request for written consent at or through which proxies or written consents of the Company’s Warrant holders are solicited to approve and adopt the Warrant Agreement Amendment, Sponsor will execute and deliver to the Company a proxy or written consent, as applicable, with respect to Sponsor’s Sponsor Warrants, if any, to consent to the Warrant Agreement Amendment.

Section 2.2 No Restraint on Officer or Director Action. The agreements set forth herein shall in no way restrict any director or officer in the exercise of his fiduciary duties as a director or officer of the Company. Each Sponsor has executed this Agreement solely in his capacity as the beneficial owner of Sponsor Shares and/or Sponsor Warrants and no action taken by any such director or officer solely in such Person’s capacity as a director or officer of the Company shall be deemed to constitute a breach of any provision of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of Sponsor. Sponsor hereby represents and warrants to the Company and the Pine River Parties as follows:

(a) Sponsor has all requisite legal capacity or other power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. [Following to be included for Sponsors who are not natural persons:] [Sponsor is duly formed, validly existing and in good standing in the jurisdiction of its formation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Sponsor.] This Agreement has been duly executed and delivered by Sponsor and, assuming this Agreement constitutes a valid and binding obligation of the Company and the Pine River Parties, constitutes a valid and binding obligation of Sponsor enforceable against the Sponsor in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except for such informational filings with the Securities and Exchange Commission as may be necessary under the Exchange Act, neither the execution, delivery or performance of this Agreement by Sponsor nor the consummation by Sponsor of the transactions contemplated hereby will (i) require Sponsor to make any filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Sponsor under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation to which Sponsor is a party or by which Sponsor or any of Sponsor’s properties or assets, including the Sponsor Shares or Sponsor Warrants, may be bound (other than the Escrow Agreement) or (iii) result in a violation by Sponsor of any Law applicable to Sponsor or any of Sponsor’s properties or assets, including the Sponsor Shares or Sponsor Warrants.

(b) The Sponsor Shares, if any, set forth opposite such Sponsor’s name on Exhibit A hereto and the certificates representing such Sponsor Shares are held of record or beneficially by the Sponsor and the Sponsor has good and marketable title to such Sponsor Shares, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such Liens arising hereunder or under the Escrow Agreement. Neither the Sponsor nor any affiliate of the Sponsor owns of record or beneficially any securities of the Company, or any options, warrants or rights exercisable for securities of the Company, other than the Shares and Warrants set forth on Exhibit A hereto. Other than under this Agreement, neither Sponsor nor any affiliate of Sponsor has granted or appointed any proxy, power of attorney or other rights (except any expired or effectively revoked proxy) with respect to any Sponsor Shares.

(c) The Sponsor Warrants, if any, set forth opposite such Sponsor’s name on Exhibit A hereto and the certificates representing such Sponsor Warrants are now, and until the Expiration Date will be, held of record or beneficially by Sponsor, and Sponsor has good and marketable title to such Sponsor Warrants, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such Liens arising hereunder or under the Subscription Agreement, dated as of October 12, 2007, relating to the purchase of the Sponsor Warrants. Other than under this Agreement, neither Sponsor nor any affiliate of Sponsor has granted or appointed any proxy, power of attorney or other rights (except any expired or effectively revoked proxy) with respect to any such Sponsor Warrants.

(d) No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sponsor.

(e) Sponsor understands and acknowledges that Pine River, Parent and Merger Sub are entering into the Merger Agreement in reliance upon Sponsor’s execution and delivery of this Agreement.

(f) As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of Sponsor, threatened against Sponsor, or any property or asset of Sponsor, before any Governmental Entity that (i) seeks to delay or prevent the consummation of the transactions contemplated by this Agreement, the Merger Agreement or the Warrant Agreement Amendment or (ii) relates to the Sponsor Shares or the Sponsor Warrants.

Section 3.2 Representations and Warranties of the Company. The Company represents and warrants to Sponsor and the Pine River Parties as follows: (a) this Agreement has been duly and validly authorized by the Company, including by its board of directors, (b) this Agreement has been duly executed and delivered by a duly authorized officer or other representative of the Company, (c) assuming this Agreement constitutes a valid and binding agreement of the other parties, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and (d) except for such informational filings with the Securities and Exchange Commission as may be necessary under the Exchange Act, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) require the Company to make any filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound, other than, the Escrow Agreement or (iii) result in a violation by the Company of any Law applicable to the Company or any of its properties or assets.

Section 3.3 Representations and Warranties of the Pine River Parties. (a) Each of the Pine River Parties represents and warrants to Sponsor and the Company as follows: (a) this Agreement has been duly and validly authorized by such party (including by its board of directors or other applicable governing body), (b) this Agreement has been duly executed and delivered by a duly authorized officer or other representative of such party, (c) assuming this Agreement constitutes a valid and binding agreement of the other parties, this Agreement constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms, and (d) except for such informational filings with the Securities and Exchange Commission as may be necessary under the Exchange Act, neither the execution, delivery or performance of this Agreement by such party nor the consummation by such party of the transactions contemplated hereby will (i) require such party to make any filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties or assets of such party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation to which such party is a party or by which such party or any of such party’s properties or assets may be bound or (iii) result in a violation by such party of any Law applicable to such party or any of such party’s properties or assets.

(b) Parent represents and warrants to Sponsor that the Sub-Management Agreement among PRCM Advisers LLC, CLA Founders LLC and Pine River to be entered into on the Closing has been duly authorized and approved by all necessary action of Parent.

ARTICLE IV

SHARE CANCELLATION AND OTHER AGREEMENTS

Section 4.1 Surrender and Cancellation of Securities. On or prior to the Closing Date, Sponsor shall cause the Company to instruct its transfer agent to cancel all of the Sponsor Shares set forth opposite Sponsor’s name on Exhibit A hereto, but not including any Post-IPO Shares beneficially owned or acquired by the Sponsor after the date hereof whether acquired directly or indirectly, (the “Cancellation Securities”), except that after the Closing, Sponsor will continue to hold Sponsor’s Sponsor Warrants, subject to the revision of the terms of such Warrants pursuant to the Warrant Agreement Amendment. On the Closing Date the transfer agent shall cancel such Cancellation Securities in accordance with Section 3.1(c) of the Merger Agreement, if not previously cancelled. Without limiting the provisions of Section 5.1, Sponsor hereby agrees to execute such additional documents and to provide the Company or its transfer agent with any further assurances as may be necessary to effect the cancellation of the Cancellation Securities.

Section 4.2 Sub-Management Agreement. Pine River, the Manager and Sponsor agree that on the date of this Agreement, Pine River, the Manager and CLA Founders LLC shall enter into the sub-management agreement (the “Sub-Management Agreement”) attached hereto as Exhibit C.

Section 4.3 Escrow Agreement Termination. The Company and Sponsor agree that on or prior to the Closing Date, the Company, Citigroup Global Markets Inc. and each Sponsor shall enter into an agreement to terminate the Escrow Agreement effective on the Closing Date.

Section 4.4 Registration Rights Agreement. Pine River, the Company and Sponsor agree that on or prior to the Closing Date, Pine River, the Parent and Sponsor shall enter into Registration Rights Agreement in form to be agreed upon by the parties thereto.

Sponsor, jointly and severally with the other Sponsors, agrees to reimburse the Company with respect to all operating expenses incurred by the Company prior to May 12, 2009 and in excess of $1,450,000.00, which includes an aggregate of $650,000 in success fees to be paid to three of the Company’s consultants upon the Closing.

ARTICLE V

Section 5.1 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby. At the other party’s reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby. Sponsor acknowledges that Parent and the Company may disclose information regarding Sponsor, this Agreement and the transactions contemplated hereby in filings required to be made by Parent and/or the Company under the Securities Act or the Exchange Act.

Section 5.2 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 5.3 Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate on the Expiration Date. Nothing in this Section 6.3 shall relieve any party from liability for willful breach of this Agreement.

Section 5.4 Stop Transfer. The Company shall not register the transfer of any certificate representing Sponsor’s Sponsor Shares or Sponsor Warrants unless such transfer is made in accordance with the terms of this Agreement.

Section 5.5 Expenses. Except as otherwise provided in this Agreement or in the Merger Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 5.6 Amendments. This Agreement may be amended by the parties hereto, by duly authorized action taken. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 5.7 Extension; Waiver. The parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 5.8 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to any Pine River Party, to:

Pine River Capital Management LP
601 Carlson Parkway, Suite 330
Minnetonka, MN 55305
Attention: Tim O’Brien
Facsimile: (612) 238-3301

with a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: Jay Bernstein and Brian Hoffmann
Facsimile: (212) 878-8375

(ii)	if to the Company, to:

Capitol Acquisition Corporation
509 7th Street, NW
Washington, D.C. 20004
Attention: Mark Ein
Facsimile: (202) 654-7063

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, NY 10174-1901
Attention: David Alan Miller
Facsimile: (212) 818-8881

and

Latham & Watkins LLP
555 Eleventh Street, N.W.
Washington, DC 20004
Attention: Paul F. Sheridan, Jr.

                    David I. Brown

Facsimile: 202-637-2201

(iii)	if to Sponsor, to the address set forth under the name of Sponsor on the signature pages hereto (or at such other address for Sponsor as shall be specified by like notice)

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, NY 10174-1901
Attention: David Alan Miller
Facsimile: (212) 818-8881

and

Latham & Watkins LLP
555 Eleventh Street, N.W.
Washington, DC 20004
Attention: Paul F. Sheridan, Jr.

                    David I. Brown

Facsimile: 202-637-2201

Section 5.9 Interpretation. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. When a reference is made in this

Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the result of the joint efforts of the Pine River Parties, the Company, and Sponsor and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party’s involvement in the drafting thereof. The words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation.” A “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. The term “ordinary course of business” (or similar terms) shall be deemed to be followed by the words “consistent with past practice.”

Section 5.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement shall be binding upon Sponsor upon the execution of this Agreement by the Pine River Parties, the Company and Sponsor.

Section 5.11 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein, including, for the avoidance of doubt, the Merger Agreement, the Escrow Agreement Amendment, the Revenue Sharing Agreement and the Registration Rights Agreement) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 5.12 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If of any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

Section 5.13 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity, including damages, which shall include reasonable out-of-pocket expenses and any other damages actually suffered. THE PARTIES HEREBY (i) SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF DELAWARE AND AGREE NOT TO BRING ANY ACTIONS RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT, OTHER THAN TO ENFORCE THE JUDGMENTS OF SUCH COURTS, (ii) AGREE NOT TO OBJECT TO VENUE IN SUCH COURTS OR TO CLAIM THAT SUCH FORUM IS INCONVENIENT AND (iii) AGREE THAT NOTICE OR THE SERVICE OF PROCESS IN ANY PROCEEDING SHALL BE PROPERLY SERVED OR DELIVERED IF DELIVERED IN THE MANNER CONTEMPLATED BY SECTION 5.13 HEREOF. IN ADDITION, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.14 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW.

Section 5.15 Publicity. Except as otherwise required by law, court process or the rules of any applicable securities exchange or as contemplated or provided elsewhere herein, no party hereto shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without prior consultation with the other parties hereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each party has duly signed this Agreement, all as of the date first written above.

PINE RIVER PARTIES:

PINE RIVER CAPITAL MANAGEMENT L.P.

By:
Name:
Title:

TWO HARBORS INVESTMENT CORP.

By:
Name:
Title:

TWO HARBORS MERGER CORP.

By:
Name:
Title:

PRCM ADVISERS LLC

By:
Name:
Title:

THE COMPANY:

CAPITOL ACQUISITION CORP.

By:
Name:
Title:

(Signature Page to Sponsors’ Voting and Support Agreement)

SPONSOR:

[Name, if entity]

By:
Name:
Address:

(Signature Page to Sponsors’ Voting and Support Agreement)